Exhibit 16.1

FORMER ACCOUNTANT’S LETTER

July 10, 2017

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements included under Item 16.F of Form 20-F, as amended by Amendment No. 1, of Grupo Simec, S.A.B. de C.V. for the year ended December 31, 2016, and we agree with such statements in so far as they relate to our firm.

Very truly yours,

/s/ Juan Martín Gudiño
Juan Martín Gudiño Castillo Miranda y Compañía, S.C. Member of BDO International